Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: www.secretaryofstate.biz
                                                            Document Number
                                                            20070894974-60
                                                            Filing Date and Time
                                                            12/31/2007 2:31 PM
                                                            Entity Number
                                                            E0896092007-2

                                                          Filed in the office of
                                                                /s/ Ross Miller
                                                                    Ross Miller
                                                              Secretary of State
                                                                 State of Nevada

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Arrin Corporation

2. Resident Agent             IncSmart.biz
   Name and Street            Name
   Address:
  (must  be a                 4421 Edward Ave.         Las Vegas, Nevada               89108
   Nevada address where          Address                     City                     Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $0.001       without par value:
   authorized
   to issue)

                              1. Hal Hartley
4. Names & Addresses,            Name
   of Board of                   1752 Castellana Road       La Jolla        CA          92037
   Directors/Trustees:           Street Address              City          State       Zip Code
   (attach additional page
   if there is more than 3    2.
   directors/trustees            Name

                                 Street Address              City          State       Zip Code

                              3.
                                 Name

                                 Street Address              City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Daniel C. Masters                                 /s/ Daniel C. Masters
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    1752 Castellana Road         La Jolla         CA          92037
   if there is more than 1    Address                        City          State       Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Michael LaSala for IncSmart.biz                            12/18/2007
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date